Exhibit 99.1

June 8, 2023

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG SECOND QUARTER RESULTS, UPDATES FISCAL 2023 OUTLOOK, ANNOUNCES A NEW $175 MILLION SHARE REPURCHASE AUTHORIZATION

•
Second quarter net sales of $681.2 million compared to $576.3 million in the prior year quarter
•
Second quarter net income of $14.2 million compared to a net loss of $2.3 million in the prior year quarter
•
Second quarter Adjusted EBITDA1 of $41.9 million compared to $23.8 million in the prior year quarter
•
Second quarter Adjusted Net Income1 of $20.8 million compared to $10.6 million in the prior year quarter
•
Raises full-year fiscal 2023 outlook for net sales of $2.45 to $2.55 billion, Adjusted EBITDA of $120 to $135 million, Adjusted Net Income of $48 to $62 million, and Free Cash Flow of $43 to $56 million; net income outlook of $15 to $30 million
•
Board of directors approves a new $175.0 million share repurchase authorization effective immediately

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended April 30, 2023 (“second quarter 2023”). Consolidated net sales in the second quarter 2023 were $681.2 million, representing an increase of 18.2% compared to $576.3 million for the three months ended April 30, 2022 (“second quarter 2022”). The increase in consolidated net sales was primarily due to higher net sales, including price realization, across all segments.

The company’s second quarter 2023 net income was $14.2 million, or $0.24 per diluted share, which included $3.2 million of restructuring related charges within the Fire & Emergency (“F&E”) segment and corporate. Adjusted Net Income for the second quarter 2023 was $20.8 million, or $0.35 per diluted share, compared to Adjusted Net Income of $10.6 million, or $0.17 per diluted share, in the second quarter 2022. Adjusted EBITDA in the second quarter 2023 was $41.9 million, compared to $23.8 million in the second quarter 2022. The increase in Adjusted EBITDA during the quarter was primarily due to higher contributions from F&E and Commercial segments.

“Consolidated results reflect continued momentum that was demonstrated exiting the first quarter,” REV Group Inc. President and CEO Mark Skonieczny said. “Within the quarter, several businesses in the F&E and Commercial segments improved their operational consistency with increased starts and completions resulting in improved net sales. Despite a challenged industry environment, the Recreation segment delivered revenue and earnings growth sequentially and year-over-year. As a result, we have raised the full-year outlook for consolidated revenue and EBITDA. I am pleased with the progress we are making and appreciate the efforts of the local teams to deliver these results.”

1 REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

REV Group Second Quarter Segment Highlights

Fire & Emergency Segment

Fire & Emergency (F&E) segment net sales were $283.1 million in the second quarter 2023, an increase of $38.1 million, or 15.6%, from $245.0 million in the second quarter 2022. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of fire apparatus and ambulance units, a favorable mix of ambulance units, and price realization, partially offset by an unfavorable mix of fire apparatus. Increased shipments of fire apparatus were primarily the result of an improved supply chain, and labor efficiencies related to initiatives put in place designed to increase productivity. Increased shipments of ambulance units were primarily the result of an improved supply chain, labor efficiencies, and increased headcount that resulted in higher line rates. F&E segment backlog at the end of the second quarter 2023 was $2,857.3 million, an increase of $1,069.0 million compared to $1,788.3 million at the end of the second quarter 2022. The increase was primarily the result of continued demand and strong order intake for fire apparatus and ambulance units, and pricing actions.

F&E segment Adjusted EBITDA was $9.6 million in the second quarter 2023, an increase of $11.8 million, or 536.4% from an Adjusted EBITDA loss of $2.2 million in the second quarter 2022. Profitability within the segment was impacted by higher sales volume, a favorable mix of ambulance units, efficiencies related to productivity initiatives, an improved supply chain and labor markets, and price realization, partially offset by an unfavorable mix of fire apparatus, and inflationary pressures.

Commercial Segment

Commercial segment net sales were $141.9 million in the second quarter 2023, an increase of $51.2 million, or 56.4%, from $90.7 million in the second quarter 2022. The increase in net sales compared to the prior year quarter was primarily due to higher shipments of school buses, municipal transit buses, terminal trucks and street sweepers, and price realization, partially offset by an unfavorable mix of municipal transit buses. Increased shipments within the segment were primarily related to an improved supply chain. Commercial segment backlog at the end of the second quarter 2023 was $501.2 million, a decrease of $29.9 million compared to $531.1 million at the end of the second quarter 2022. The decrease was primarily the result of increased unit production against backlog, and lower orders for school buses, terminal trucks, and municipal transit buses, partially offset by pricing actions.

Commercial segment Adjusted EBITDA was $10.7 million in the second quarter 2023, an increase of $6.3 million, or 143.2%, from $4.4 million in the second quarter 2022. The increase was primarily the result of increased shipments of school buses, terminal trucks, and street sweepers, favorable mix of school buses, and price realization, partially offset by an unfavorable mix and supply chain challenges within municipal transit buses, and inflationary pressures.

Recreation Segment

Recreation segment net sales were $256.6 million in the second quarter 2023, an increase of $15.6 million, or 6.5%, from $241.0 million in the second quarter 2022. The increase in net sales compared to the prior year quarter was primarily due to increased unit shipments, and price realization, partially offset by an unfavorable mix of motorized units, and increased discounting. Backlog at the end of the second quarter 2023 was $495.0 million, a decrease of $807.7 million compared to $1,302.7 million at the end of the second quarter 2022. The decrease was primarily the result of increased unit production against backlog, an expected normalization of order intake and cancelations in certain product categories, partially offset by pricing actions.

Recreation segment Adjusted EBITDA was $29.1 million in the second quarter 2023, an increase of $0.4 million, or 1.4%, from $28.7 million in the second quarter 2022. The increase was primarily due to increased unit shipments, and price realization, partially offset by an unfavorable category mix, inflationary pressure, and increased discounting.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $9.0 million as of April 31, 2023. Net debt2 was $221.0 million, and the company had $305.5 million available under its ABL revolving credit facility as of April 31, 2023, a decrease of $2.2 million as compared to the October 31, 2022 availability of $307.7 million. Trade working capital3 for the company as of April 31, 2023 was $363.3 million, compared to $347.8 million as of October 31, 2022. The increase was primarily due to an increase in accounts receivable and inventory, partially offset by an increase in accounts payable and customer advances. Capital expenditures in the second quarter 2023 were $6.8 million compared to $4.0 million in the second quarter 2022.

2 Net Debt is defined as total debt less cash and cash equivalents.

3 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Share Repurchase Program

On June 1, 2023, the company’s board of directors approved the repurchase of up to $175.0 million of the company’s outstanding common stock. This new authorization replaces the previous $150.0 million repurchase program (which was terminated by the board of directors in connections with the new authorization) under which approximately $73.7 million of the company’s common stock had been repurchased since its authorization in September 2021. The new share repurchase authorization expires in 24 months and gives management flexibility to determine conditions under which the shares may be purchased.

Updated Fiscal Year 2023 Outlook

	Full Fiscal Year 2023
	Updated Guidance		Prior Guidance
($ in millions)	Low	High	Low	High
Net Sales	$2,450	$2,550	$2,300	$2,500
Net Income	$15	$30	$13	$32
Adjusted EBITDA	$120	$135	$110	$130
Adjusted Net Income	$48	$62	$42	$60
Free Cash Flow⁴	$43	$56	$39	$55

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, payable on July 14, 2023, to shareholders of record on June 30, 2023, which equates to a rate of $0.20 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s fiscal year 2023 second quarter financial results is scheduled for June 8, 2023, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

4 Free Cash Flow is defined as net cash from operating activities minus capital expenditures.

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt as applicable, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2023.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate FP&A

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

		(Audited)
	April 30, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$9.0	$20.4
Accounts receivable, net	239.5	215.0
Inventories, net	654.4	629.5
Other current assets	21.5	23.5
Total current assets	924.4	888.4
Property, plant and equipment, net	147.8	148.9
Goodwill	157.3	157.3
Intangible assets, net	116.8	119.2
Right of use assets	37.1	20.2
Other long-term assets	9.1	10.6
Total assets	$1,392.5	$1,344.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$185.7	$163.9
Short-term customer advances	243.9	258.0
Short-term accrued warranty	20.2	18.9
Short-term lease obligations	7.5	6.1
Other current liabilities	78.2	80.5
Total current liabilities	535.5	527.4
Long-term debt	230.0	230.0
Long-term customer advances	101.0	74.8
Deferred income taxes	21.7	21.0
Long-term lease obligations	29.6	14.2
Other long-term liabilities	21.4	20.9
Total liabilities	939.2	888.3
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 59,403,839 and 59,323,534 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	439.3	436.4
Retained earnings	14.1	19.5
Accumulated other comprehensive (loss) income	(0.2)	0.3
Total shareholders' equity	453.3	456.3
Total liabilities and shareholders' equity	$1,392.5	$1,344.6

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Net sales	$681.2	$576.3	$1,264.7	$1,113.3
Cost of sales	598.7	519.2	1,124.3	1,000.4
Gross profit	82.5	57.1	140.4	112.9
Operating expenses:
Selling, general and administrative	51.2	50.5	118.1	98.1
Research and development costs	1.3	0.8	2.2	2.0
Amortization of intangible assets	1.0	2.0	2.4	4.4
Restructuring costs	—	2.9	—	6.6
Total operating expenses	53.5	56.2	122.7	111.1
Operating income	29.0	0.9	17.7	1.8
Interest expense, net	7.4	3.5	14.5	6.9
Loss on investment in China JV	0.5	—	0.7	—
Loss on sale of business	1.1	0.1	1.1	0.1
Income (loss) before provision (benefit) for income taxes	20.0	(2.7)	1.4	(5.2)
Provision (benefit) for income taxes	5.8	(0.4)	0.7	(2.2)
Net income (loss)	$14.2	$(2.3)	$0.7	$(3.0)

Net income (loss) per common share:
Basic	$0.24	$(0.04)	$0.01	$(0.05)
Diluted	$0.24	$(0.04)	$0.01	$(0.05)
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Adjusted net income per common share:
Basic	$0.35	$0.17	$0.48	$0.30
Diluted	$0.35	$0.17	$0.47	$0.30

Weighted Average Shares Outstanding:
Basic	58,698,700	61,667,009	58,516,877	62,244,817
Diluted	59,023,841	61,667,009	58,985,210	62,244,817

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$0.7	$(3.0)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	13.4	18.3
Amortization of debt issuance costs	0.8	0.8
Stock-based compensation expense	7.5	4.5
Deferred income taxes	0.7	2.0
Gain on sale of assets	(0.4)	(0.3)
Loss on investment in China JV	0.7	—
Loss on sale of business	1.1	0.1
Changes in operating assets and liabilities, net	(16.3)	5.0
Net cash provided by operating activities	8.2	27.4
Cash flows from investing activities:
Purchase of property, plant and equipment	(10.6)	(8.5)
Proceeds from sale of assets	0.5	2.6
Proceeds from sale of China JV	0.6	—
Proceeds from sale of a business	0.6	—
Net cash used in investing activities	(8.9)	(5.9)
Cash flows from financing activities:
Net proceeds from borrowings on revolving credit facility	—	28.0
Payment of dividends	(6.1)	(6.4)
Repurchase and retirement of common stock	—	(45.9)
Other financing activities	(4.6)	(4.6)
Net cash used in financing activities	(10.7)	(28.9)
Net decrease in cash and cash equivalents	(11.4)	(7.4)
Cash and cash equivalents, beginning of period	20.4	13.3
Cash and cash equivalents, end of period	$9.0	$5.9

Supplemental disclosures of cash flow information:
Cash paid (received) for:
Interest	$12.4	$5.6
Income taxes, net of refunds	$0.6	$(15.5)

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Net Sales:
Fire & Emergency	$283.1	$245.0	$512.4	$482.4
Commercial	141.9	90.7	270.6	188.3
Recreation	256.6	241.0	482.6	443.6
Corporate & Other	(0.4)	(0.4)	(0.9)	(1.0)
Total	$681.2	$576.3	$1,264.7	$1,113.3

Adjusted EBITDA:
Fire & Emergency	$9.6	$(2.2)	$7.6	$(0.4)
Commercial	10.7	4.4	18.0	12.2
Recreation	29.1	28.7	53.4	45.8
Corporate & Other	(7.5)	(7.1)	(15.8)	(15.5)
Total	$41.9	$23.8	$63.2	$42.1

Adjusted EBITDA Margin:
Fire & Emergency	3.4%	-0.9%	1.5%	-0.1%
Commercial	7.5%	4.9%	6.7%	6.5%
Recreation	11.3%	11.9%	11.1%	10.3%
Total	6.2%	4.1%	5.0%	3.8%

Period-End Backlog:	April 30, 2023	January 31, 2023	October 31, 2022	April 30, 2022
Fire & Emergency	$2,857.3	$2,674.3	$2,589.4	$1,788.3
Commercial	501.2	497.7	526.6	531.1
Recreation	495.0	988.1	1,119.8	1,302.7
Total	$3,853.5	$4,160.1	$4,235.8	$3,622.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended April 30, 2023
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$2.1	$9.6	$26.6	$(24.1)	$14.2
Depreciation and amortization	3.1	0.8	2.0	0.6	6.5
Interest expense, net	2.2	0.3	—	4.9	7.4
Provision for income taxes	—	—	—	5.8	5.8
EBITDA	7.4	10.7	28.6	(12.8)	33.9
Transaction expenses	—	—	—	0.2	0.2
Restructuring related charges	1.3	—	—	1.9	3.2
Stock-based compensation expense	—	—	—	1.6	1.6
Legal matters	—	—	0.5	1.1	1.6
Loss on sale of business	1.1	—	—	—	1.1
Other items	(0.2)	—	—	0.5	0.3
Adjusted EBITDA	$9.6	$10.7	$29.1	$(7.5)	$41.9

	Three Months Ended April 30, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(18.4)	$3.5	$25.3	$(12.7)	$(2.3)
Depreciation and amortization	4.0	0.8	3.4	0.5	8.7
Interest expense, net	1.6	0.1	—	1.8	3.5
Benefit for income taxes	—	—	—	(0.4)	(0.4)
EBITDA	(12.8)	4.4	28.7	(10.8)	9.5
Transaction expenses	—	—	—	0.3	0.3
Restructuring costs	2.8	—	—	0.1	2.9
Restructuring related charges	4.4	—	—	—	4.4
Stock-based compensation expense	—	—	—	2.2	2.2
Legal matters	3.3	—	—	1.1	4.4
Loss on sale of business	0.1	—	—	—	0.1
Adjusted EBITDA	$(2.2)	$4.4	$28.7	$(7.1)	$23.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Six Months Ended April 30, 2023
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(8.3)	$15.8	$48.3	$(55.1)	$0.7
Depreciation & amortization	6.2	1.5	4.6	1.1	13.4
Interest expense, net	4.1	0.7	—	9.7	14.5
Provision for income taxes	—	—	—	0.7	0.7
EBITDA	2.0	18.0	52.9	(43.6)	29.3
Transaction expenses	—	—	—	0.4	0.4
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring related charges	3.8	—	—	5.0	8.8
Stock-based compensation expense	—	—	—	7.5	7.5
Legal matters	0.9	—	0.5	14.0	15.4
Loss on sale of business	1.1	—	—	—	1.1
Other items	(0.2)	—	—	0.7	0.5
Adjusted EBITDA	$7.6	$18.0	$53.4	$(15.8)	$63.2

	Six Months Ended April 30, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(27.0)	$10.6	$38.5	$(25.1)	$(3.0)
Depreciation & amortization	8.4	1.5	7.3	1.1	18.3
Interest expense, net	3.2	0.1	—	3.6	6.9
Benefit for income taxes	—	—	—	(2.2)	(2.2)
EBITDA	(15.4)	12.2	45.8	(22.6)	20.0
Transaction expenses	—	—	—	0.5	0.5
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	6.5	—	—	0.1	6.6
Restructuring related charges	5.1	—	—	—	5.1
Stock-based compensation expense	—	—	—	4.5	4.5
Legal matters	3.3	—	—	1.9	5.2
Loss on sale of business	0.1	—	—	—	0.1
Adjusted EBITDA	$(0.4)	$12.2	$45.8	$(15.5)	$42.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Net income (loss)	$14.2	$(2.3)	$0.7	$(3.0)
Amortization of intangible assets	1.0	2.0	2.4	4.4
Transaction expenses	0.2	0.3	0.4	0.5
Sponsor expense reimbursement	—	—	0.2	0.1
Restructuring costs	—	2.9	—	6.6
Restructuring related charges	3.2	4.4	8.8	5.1
Stock-based compensation expense	1.6	2.2	7.5	4.5
Legal matters	1.6	4.4	15.4	5.2
Loss on sale of business	1.1	0.1	1.1	0.1
Other items	0.3	—	0.5	—
Accelerated depreciation on certain property, plant, and equipment	—	0.9	—	2.3
Income tax effect of adjustments	(2.4)	(4.3)	(9.1)	(7.2)
Adjusted Net Income	$20.8	$10.6	$27.9	$18.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2023
	Low	High
Net income (1)	$15.2	$30.0
Depreciation and amortization	29.8	27.8
Interest expense, net	29.0	27.0
Provision for income taxes	5.4	10.6
EBITDA	79.4	95.4
Transaction expense	0.4	0.4
Sponsor expense reimbursement	0.4	0.4
Restructuring related charges	8.8	8.8
Stock-based compensation expense	14.0	13.0
Legal matters	15.4	15.4
Loss on sale of business	1.1	1.1
Other items	0.5	0.5
Adjusted EBITDA	$120.0	$135.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2023
	Low	High
Net income (1)	$15.2	$30.0
Amortization of intangible assets	3.5	3.5
Transaction expense	0.4	0.4
Sponsor expense reimbursement	0.4	0.4
Restructuring related charges	8.8	8.8
Stock-based compensation expense	14.0	13.0
Legal matters	15.4	15.4
Loss on sale of business	1.1	1.1
Other items	0.5	0.5
Income tax effect of adjustments	(11.5)	(11.2)
Adjusted Net Income	$47.9	$61.9

1 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above